As filed with the Securities and Exchange Commission on June 26, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0640002
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

5 Penn Plaza (4th Floor)
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Town Sports International Holdings, Inc. 2006 Stock Incentive Plan
(as amended and restated effective as of March 26, 2008)
(Full Title of the Plan)

Copies to:
Alexander A. Alimanestianu
Chief Executive Officer and President Town Sports International Holdings, Inc. 5 Penn Plaza (4th Floor) New York, New York 10001	James P. Gerkis, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036
(Name and Address of Agent for Service)	(212) 969-3000
(212) 246-6700
(Telephone Number, Including Area Code, of Agent For Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.001 per share	1,200,000	$9.84	$11,808,00	$464.05

(1)	This Registration Statement covers 1,200,000 shares of the Registrant’s common stock available for issuance under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of March 26, 2008). This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of March 26, 2008) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)	Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported by The NASDAQ Stock Market on June 24, 2008.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by Town Sports International Holdings, Inc., a Delaware corporation (the “Company” or the “Registrant”), are incorporated by reference herein:
(a)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 5, 2008

(b)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 29, 2008;

(c)	the Company’s Current Reports on Form 8-K, filed with the Commission on January 16, 2008, January 31, 2008, February 28, 2008, March 19, 2008 (Form 8-K/A), April 14, 2008, May 1, 2008 and May 19, 2008; and

(d)	the description of the Company’s common stock in the Company’s Registration Statement on Form 8-A (File No. 000-52013) under Section 12(g) of the Securities Exchange Act of 1934, as amended, as may be deemed to have been updated by the Commission’s order contained in Release No. 34-54240 (July 31, 2006) approving the Nasdaq application for Section 12(b) registration of Nasdaq listed company securities, made by Nasdaq on behalf of its listed companies pursuant to NASD Rule 4130 of the Financial Industry Regulatory Authority Rulebook.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Company has disclosed or hereafter discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers and directors in certain circumstances. In accordance with and to the extent permitted by the DGCL, Article VII of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) limits the personal liability of the directors of the Registrant for breaches of fiduciary duty. In accordance with and to the extent permitted by the DGCL, Article VIII of the Certificate of Incorporation and

Article VIII of the Company’s Second Amended and Restated By-Laws (the “By-Laws”) permits the Company to indemnify its directors and officers.
     The Company has entered into agreements with its directors and certain officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Company maintains liability insurance for the benefit of its officers and directors.
     The Registrant’s 2004 Common Stock Option Plan, as amended (the “2004 Stock Option Plan”), provides for the indemnification of the Registrant’s directors in connection with any action, suit or proceeding in which such directors are involved by reason of any act or omission under the 2004 Stock Option Plan or any option granted thereunder. To the maximum extent permitted by the DGCL, the Certificate of Incorporation and By-Laws and to the extent not covered by insurance directly insuring such person, the Registrant’s 2006 Stock Incentive Plan (as amended and restated effective as of March 26, 2008) (the “2006 Stock Incentive Plan”) provides for the indemnification of the Registrant’s officers and directors for any cost, expense or liability arising out of any act or omission in connection with the administration of the 2006 Stock Incentive Plan.
     The above discussion of the DGCL and of the Certificate of Incorporation, By-Laws, indemnification agreements, 2004 Stock Option Plan and 2006 Stock Incentive Plan is not intended to be exhaustive and is qualified in its entirety by such statute, Certificate of Incorporation, By-Laws, indemnification agreements, 2004 Stock Option Plan and 2006 Stock Incentive Plan.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File. No. 333-126428, filed with the Commission on May 22, 2006).

4.2	Second Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008).

4.3	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of March 26, 2008) (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008).

4.4	Town Sports International Holdings, Inc. 2004 Common Stock Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-4, File. No. 333-114210).

4.5	Amendment No. 1 to Town Sports International Holdings, Inc. 2004 Common Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the Commission on November 1, 2007).

5	Opinion of Proskauer Rose LLP.*

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Squire, Lemkin + O’Brien LLP*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page).*

*	Filed herewith.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if this Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 26th day of June, 2008.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:	/s/ Alexander A. Alimanestianu
	Name:	Alexander A. Alimanestianu
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Daniel Gallagher as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alexander A. Alimanestianu	Chief Executive Officer, President and
Alexander A. Alimanestianu	Director (Principal Executive Officer)	June 26, 2008

/s/ Daniel Gallagher	Chief Financial Officer (Principal
Daniel Gallagher	Accounting and Financial Officer)	June 26, 2008

/s/ Keith E. Alessi	Director	June 17, 2008
Keith E. Alessi

\s\ Paul N. Arnold	Chairman of the Board of Directors	June 13, 2008
Paul N. Arnold

/s/ Bruce C. Bruckmann	Director	June 24, 2008
Bruce C. Bruckmann

/s/ J. Rice Edmonds	Director	June 24, 2008
J. Rice Edmonds

/s/ Jason M. Fish	Director	June 17, 2008
Jason M. Fish

Signature	Title	Date

/s/ Thomas J. Galligan III	Director	June 11, 2008
Thomas J. Galligan III

/s/ Robert J. Giardina	Director	June 19, 2008
Robert J. Giardina

/s/ Kevin McCall	Director	June 13, 2008
Kevin McCall

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File. No. 333-126428, filed with the Commission on May 22, 2006).

4.2	Second Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008).

4.3	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of March 26, 2008) (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008).

4.4	Town Sports International Holdings, Inc. 2004 Common Stock Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-4, File. No. 333-114210).

4.5	Amendment No. 1 to Town Sports International Holdings, Inc. 2004 Common Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the Commission on November 1, 2007).

5	Opinion of Proskauer Rose LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Squire, Lemkin + O’Brien LLP.*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page).*

*	Filed herewith.